Tauriga Sciences, Inc. Approved by Alibaba Group to Operate Global Seller Account

Flagship Product Tauri-Gum™ Successfully Listed on Alibaba.com

NEW YORK, NY, Jan. 06, 2020 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE – Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today announced that it has been approved by Chinese multinational conglomerate, Alibaba Group (“Alibaba”), to operate a Global Seller Account. In addition, the Company has been designated as a Gold Supplier (Gold Tier Level Supplier). This Alibaba approval, opens up the global marketplace to Tauriga, its products, its product lines, as well as to future business opportunities. The Company also has the opportunity to introduce its outstanding products to the retail marketplace of China. The Company is working diligently towards establishing a partnership with a top tier China based fulfillment and distribution network.

The Company has successfully listed its Flagship Product, Tauri-Gum™, on Alibaba.com (Please see below Links):

Link Below – Mint Flavor Tauri-Gum™ listed on Alibaba.com

Link: https://www.alibaba.com/product-detail/Mint-Flavor-Tauri-Gum_62019109166.html?spm=a2700.7724838.0.0.aa324f02Qs9KXs

Link Below – Blood Orange Flavor Tauri-Gum™ listed on Alibaba.com

Link: https://www.alibaba.com/product-detail/Blood-Orange-Flavor-Tauri-Gum_62452195384.html

Link Below – Pomegranate Flavor Tauri-Gum™ listed on Alibaba.com

Link: https://www.alibaba.com/product-detail/Pomegranate-Flavor-Tauri-Gum_62450616572.html?spm=a2700.7724838.0.0.aa324f02Qs9KXs

The Company has been designated the following credential by Alibaba Group:

Tauriga Sciences Inc. Global Seller Account (Gold Tier Supplier “Gold Supplier”):

Member ID (License #): US1359170021PMGW

Link: https://www.alibaba.com/trade/search?fsb=y&IndexArea=product_en&CatId=&SearchText=tauri-gum

In other news, the Company is actively working with Alibaba’s New York City office to both enhance its brand awareness and business opportunities throughout the Alibaba global network.

The Company’s Product Liability Insurance Policy (covering its Tauri-Gum™ brand) is Underwritten by Evanston Insurance Company and provides Coverage of $5,000,000 USD (Policy # MKLV7PPD000108).

ABOUT TAURIGA SCIENCES INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities. One such opportunity on which the Company has acted, involves the Company having entered into the cannabidiol (or “CBD”) infused chewing gum product business, as more fully described above and in prior press releases. This CBD infused chewing gum product has been branded under the following name: Tauri-Gum™. The Company is currently in production of three distinct flavors of Tauri-Gum™: MINT, BLOOD ORANGE, and POMEGRANATE. On December 6, 2019 the Company announced that it completed the initial production run (thereby expanding its existing product lines) with the introduction of a 25mg Vegan CBD Isolate Infused vegan gummy (“gum drop”), branded under the name: Tauri-Gummies™. Further, the Company continues to identify and evaluate additional potential opportunities to generate revenue, as well as shareholder value, and leverage its resources and expertise to build a diversified and sustainable business model. Please visit our corporate website at www.tauriga.com.

The Company has also announced the development of a Cannabigerol (“CBG”) Isolate infused version of Tauri-Gum™. The flavor that has been selected is Starfruit/Peach and each piece of gum will contain 10mg of CBG Isolate / Each blister pack will contain 80mg of CBG Isolate. The Company expects to commence production during its 4th Fiscal Quarter of 2020 (January 1, 2020 – March 31, 2020).

In addition, on March 11, 2019, the Company announced the official launch of its E-Commerce site - as part of its Tauri-Gum™ commercialization strategy. This site can be accessed by visiting the following URL address: www.taurigum.com

The Company has established corporate offices in both New York City (USA) and Barcelona (Spain).

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

Contact:

CONTACT INFORMATION

Tauriga Sciences, Inc.

555 Madison Avenue, 5th Floor

New York, NY 10022

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796 9926

Corp. Website: www.tauriga.com

E-Commerce Website: www.taurigum.com